Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reschedules Second Fiscal Quarter Earnings Call
Reports Revenue Expectations of Approximately $222 Million

SINGAPORE - May 1, 2018 - Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), announced today that it will reschedule its fiscal second quarter earnings release. Financial results previously scheduled for distribution on May 2, 2018, are planned for release on May 10, 2018.

The Company also announced that it expects to report second quarter net revenue of $221.8 million, an 11.1% increase from the second fiscal quarter of the prior year.

Earnings Conference Call Details

Kulicke & Soffa has also rescheduled the conference call to discuss its fiscal second quarter 2018 financial results and its business outlook, with the rescheduled call to be held on Thursday May 10, 2018 at 6:00pm EDT.

To access the conference call, interested parties may dial +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through May 24th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13678605. The webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual

Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180